Exhibit 3.1

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-1717070

                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

     We, Robert Band, President and Dennis M. Ryan, Clerk of Perini Corporation, located at 73 Mt. Wayte Avenue, Framingham, MA 01701, certify that these Articles of Amendment affecting articles numbered: 3 of the Articles of Organization were duly adopted at a meeting held on March 2, 2000, by vote of:
3,644,105 shares of Common of 5,682,287 shares outstanding, 200,184 shares of Series B Preferred of 200,184 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

     To change the number of shares and par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

     The total presently authorized is:


--------------------------------------------------------------------------------------------------------------------

            WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
-------------------------------------------------- -----------------------------------------------------------------

     TYPE                NUMBER OF SHARES              TYPE             NUMBER OF SHARES             PAR VALUE
---------------- --------------------------------- ------------- ------------------------------- -------------------
Common:                                            Common:       15,000,000                      1.00
--------------------------------------------------------------------------------------------------------------------
Preferred:                                         Preferred:    1,000,000                       1.00
--------------------------------------------------------------------------------------------------------------------

         Change the total authorized to:

--------------------------------------------------------------------------------------------------------------------

            WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
-------------------------------------------------- -----------------------------------------------------------------

     TYPE                NUMBER OF SHARES              TYPE             NUMBER OF SHARES             PAR VALUE
---------------- --------------------------------- ------------- ------------------------------- -------------------
Common:                                            Common:       40,000,000                      1.00
--------------------------------------------------------------------------------------------------------------------
Preferred:                                         Preferred:    1,000,000                       1.00
--------------------------------------------------------------------------------------------------------------------

     The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY,  this 29th day of March, 2000,

/s/ Robert Band , President, /s/ Dennis M. Ryan , Clerk.
---------------              ------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)



    I hereby approve the within Articles of Amendment and, the filing fee in the amount of $__________ having been paid, said articles are deemed to have been filed with me this _____ day of ____________, 19___.



                               Effective date:






                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth











                                                 TO BE FILLED IN BY CORPORATION
                                               Photocopy of document to sent to:

                               Rajeev Balakrishna, Esq.
                               Goodwin, Procter & Hoar, LLP
                               Exchange Place
                               Boston, MA 02109

                                                                     Exhibit 3.2

                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                          BY-LAWS OF PERINI CORPORATION


1. The Amended and Restated Bylaws of the Company are hereby amended by deleting sections 3.3 and 4.5 in their entirety and replacing them with the following:

     3.3 Committees. The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and may by vote delegate to any such committee or committees some or all of the powers of the directors except these which by law, by the articles of organization or by these by-laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its meetings shall be called, notice given or waived, its business conducted, or its action taken as nearly as may be the same manner as is provided by these by-laws with respect to meetings or for the conduct of business or the taking of action by the directors. All members of such committees shall hold such offices at the pleasure of the board of directors. The board of directors may abolish any such committee at any time. Any committee to which the board of directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the board of directors. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     4.5 Chairman of the Board, Vice-Chairman of the Board and President. The chairman of the board shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the directors at which he is present. The vice-chairman of the board, if there be such an officer, shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the directors at which he is present. The chairman and vice-chairman shall each advise with and make his counsel available to the other officers of the corporation and each shall have such other duties and powers as shall be prescribed from time to time by the directors.

               The chief executive officer shall, subject to the direction of the directors, have general charge of the property and business of the corporation and of all operations, shall employ and remove at pleasure and fix the duties and compensation of managers, agents, salesmen, clerks, workmen and other subordinate employees of the corporation, and shall have such other duties and powers as shall be prescribed from time to time by the directors.

               The president, subject to the direction of the directors and of the chairman of the board, shall direct and supervise the administration of the business and affairs of the corporation and shall have such other duties and powers as shall be prescribed from time to time by the directors.

2. All other provisions of the Amended and Restated Bylaws shall remain in full force and effect.

Approved by the Board of Directors on January 31, 2000, effective after the closing of the exchange of the Series B Preferred Stock on March 29, 2000.